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                              SECOND AMENDMENT TO
               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                 BY AND AMONG
                                 DIVINE, INC.,
                            DVC ACQUISITION COMPANY
                                      and
                               VIANT CORPORATION

THIS SECOND AMENDMENT (the "SECOND AMENDMENT") TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "MERGER AGREEMENT") by and among DIVINE, INC., DVC ACQUISITION COMPANY and VIANT CORPORATION is made and entered into as of the 2nd day of August, 2002, by and among DIVINE, INC., a Delaware corporation ("PARENT"), DVC ACQUISITION COMPANY, a Delaware corporation ("MERGER SUB") and VIANT CORPORATION, a Delaware corporation (the "COMPANY" and, collectively with Parent and Merger Sub, the "PARTIES").

                                    RECITALS:

     WHEREAS, the Parties hereto entered into the Merger Agreement as of April 5, 2002.

     WHEREAS, the Parties hereto entered into an Amendment to Agreement and Plan of Merger as of July 23, 2002 (the "FIRST AMENDMENT").

     WHEREAS, the Parties deem it to be in their best interest to further amend the Merger Agreement and the First Amendment as hereinafter provided.

     NOW, THEREFORE, the Parties hereto agree to further amend the Merger Agreement and the First Amendment as follows:

                                    AGREEMENT:

     1. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Merger Agreement.

     2. Section 8.2(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

         (a) the Merger shall not have been consummated by September 30, 2002; provided, however, that the right to terminate this Agreement under this SECTION 8.2(a) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

     3. Section 17 of the First Amendment is hereby amended in its entirety to read as follows:

     17. ADEQUACY OF D&O INSURANCE. No later than August 7, 2002, the Company shall deliver to Parent a certificate (the "ACKNOWLEDGEMENT") which shall represent and warrant that


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pursuant to SECTION 6.13(c) of the Merger Agreement, (i) the directors' and officers' liability insurance policy described on EXHIBIT A to the First Amendment was obtained by the Company, (ii) the insurance carrier and terms of such policy, each as described on Exhibit A to the First Amendment, are acceptable to the Company and its directors, and (iii) such policy contains terms comparable to those applicable to the current directors and officers of the Company covering all periods prior to the Effective Time. The Acknowledgement also shall expressly state that neither Parent nor the Surviving Corporation has any further obligations pursuant to SECTION 6.13(c) of the Merger Agreement.

     4. REFERENCE TO AND EFFECT ON THE MERGER AGREEMENT AND THE FIRST
AMENDMENT.

         (a) Upon the effectiveness of this Second Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Merger Agreement as amended by the First Amendment and further amended hereby.

         (b) Except as specifically amended or modified herein, all terms and provisions contained in the Merger Agreement and the First Amendment shall remain in full force and effect.

     5. COUNTERPARTS. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

     6. GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


                           [SIGNATURE PAGE TO FOLLOW]


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     IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as of the date first hereinabove written.


                                        DIVINE, INC.,
                                        a Delaware corporation

                                        By:   /s/ Jude Sullivan
                                              -----------------------
                                        Name: Jude Sullivan
                                              -----------------------
                                        Its:  Senior Vice President
                                              and General Counsel
                                              -----------------------


                                        DVC ACQUISITION COMPANY
                                        a Delaware corporation

                                        By:   /s/ Jude Sullivan
                                              -----------------------
                                        Name: Jude Sullivan
                                              -----------------------
                                        Its:  President
                                              -----------------------


                                        VIANT CORPORATION
                                        a Delaware corporation

                                        By:   /s/ Robert L. Gett
                                              -----------------------
                                        Name: Robert L. Gett
                                              -----------------------
                                        Its:  Chief Executive Officer
                                              -----------------------


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